Exhibit 99.1

Ballantyne Strong Reports Third Quarter 2021 Operating Results

Strong Entertainment business strengthening post-COVID

Investment gains driving positive earnings

Charlotte, NC – November 10, 2021 – Ballantyne Strong, Inc. (NYSE American: BTN) (the “Company” or “Ballantyne Strong”) today announced operating results for the third quarter ended September 30, 2021.

Recent Highlights

●	Entertainment business returned to positive operating income and adjusted EBITDA as the cinema exhibition business continues to rebound

○	Service revenues increased 42.7%
○	Delivered the largest IMAX screen in the world in Germany during Q3
○	Announced preferred commercial relationship with Cinionic, the world’s leading provider of laser cinema solutions.
○	Industry trends strengthening with unprecedented backlog of blockbuster releases slated for release.

●	Increased capital allocated to GreenFirst Forest Products Inc. (“GreenFirst”) in support of GreenFirst’s acquisition of the lumber assets of Rayonier Advanced Materials Inc.

○	Invested $8.3 million, increasing holdings from 7.0 million shares to 15.3 million shares.
○	Recognized an unrealized gain on investment (mark-to-market) of $8.4 million

●	Reported consolidated quarterly net income from continuing operations of $7.1 million, or $0.38 per share, compared to a loss of $0.1 million, or $0.00 per share, in the prior year.

●	Strengthened the board of directors by adding Michael C. Mitchell and Larry G. Swets, Jr.

“The third quarter was a significant turning point for the entertainment industry, representing the beginning of the post-COVID recovery,” commented Mark Roberson, Chief Executive Officer. “New releases drove strong box office results in September and October, and the unprecedented slate of upcoming studio releases is a meaningful catalyst looking ahead. Strong Entertainment delivered positive operating income and Adjusted EBITDA for the third quarter and is well positioned for growth.”

“Our equity holdings also continue to execute, with GreenFirst completing its planned acquisition in August, making it one of the leading timber producers in Canada. We increased our position from 7.0 million shares to 15.3 million shares and recognized a mark-to-market gain of over $8 million on the investment. We also plan to increase our stake in FG Financial in the fourth quarter in connection its announced rights offering.”

“Overall, it was a very good quarter for Ballantyne Strong with improved operating results from our Entertainment business, controlled operating expenses and the gains on investments driving positive earnings per share of $0.38.”

Ballantyne Strong, Inc. – Fiscal Year 2021 Third Quarter 2021 Results	Page 2 of 9

Third Quarter 2021 Financial Review (As Compared to the Continuing Operations from the Three Months Ended September 30, 2020)

●	Revenue increased 10.0% to $6.1 million from $5.6 million. The increase was primarily due to the continuing recovery in customer demand for screens products and technical services at Strong Entertainment as exhibitors more fully reopened and Hollywood studios began to accelerate the release content into the theatrical channels.

●	Gross profit increased to $2.4 million from $1.2 million and gross profit margins increased to 40.0% from 20.9%. Excluding the impact of the employee retention credit, gross profit would have been 33.1% of revenue. The increase in gross profit was primarily attributable to higher screen and field service revenues.

●	Operating loss improved to $0.1 million from $1.5 million. Excluding the impact of the employee retention credit, operating loss would have been $0.7 million. The improvement was the result of increased revenues and gross profit combined with initiatives to reduce SG&A expenses.

●	Net income from continuing operations was $7.1 million, or $0.38 per basic and diluted share, as compared to a loss of $0.1 million, or $0.00 per basic and diluted share in the three months ended September 30, 2020. The improvement in net income was primarily due to an $8.4 million unrealized gain on investments and a $1.7 million realized gain on investments less the related income tax impacts.

●	Adjusted EBITDA improved to negative $0.2 million from negative $0.9 million in the three months ended September 30, 2020.

Conference Call

A conference call to discuss the Company’s 2021 third quarter financial results will be held on Wednesday, November 10, 2021 at 5:00 pm Eastern Time. Interested parties can listen to the call via live webcast or by phone. To access the webcast, visit the Company’s website at www.ballantynestrong.com/investors or use following link: BTN Webcast Link. To access the conference call by phone, dial (800) 671-8739 (domestic) or (303) 223-2698 (international) and provide the operator with conference ID number: 219987767. Please access the webcast or dial in at least five minutes before the start of the call to register.

A replay of the webcast will be available following the conclusion of the live broadcast and accessible on the Company’s website at www.ballantynestrong.com/investors.

Use of Non-GAAP Measures

Ballantyne Strong prepares its consolidated financial statements in accordance with United States generally accepted accounting principles (“GAAP”). In addition to disclosing financial results prepared in accordance with GAAP, the Company discloses information regarding Adjusted EBITDA (“Adjusted EBITDA”), which differs from the commonly-used EBITDA (“EBITDA”). Adjusted EBITDA both adjusts net income (loss) to exclude income taxes, interest, and depreciation and amortization, and excludes discontinued operations, share-based compensation, impairment charges, equity method income (loss), fair value adjustments, severance, foreign currency transaction gains (losses), transactional gains and expenses, gains on insurance recoveries, certain tax credits and other cash and non-cash charges and gains.

EBITDA and Adjusted EBITDA are not measures of performance defined in accordance with GAAP. However, Adjusted EBITDA is used internally in planning and evaluating the Company’s operating performance. Accordingly, management believes that disclosure of these metrics offers investors, bankers and other stakeholders an additional view of the Company’s operations that, when coupled with the GAAP results, provides a more complete understanding of the Company’s financial results.

EBITDA and Adjusted EBITDA should not be considered as an alternative to net income (loss) or to net cash from operating activities as measures of operating results or liquidity. The Company’s calculation of EBITDA and Adjusted EBITDA may not be comparable to similarly titled measures used by other companies, and the measures exclude financial information that some may consider important in evaluating the Company’s performance.

Ballantyne Strong, Inc. – Fiscal Year 2021 Third Quarter 2021 Results	Page 3 of 9

EBITDA and Adjusted EBITDA have limitations as analytical tools, and you should not consider them in isolation, or as substitutes for analysis of the Company’s results as reported under GAAP. Some of these limitations are: (i) they do not reflect the Company’s cash expenditures, or future requirements for capital expenditures or contractual commitments, (ii) they do not reflect changes in, or cash requirements for, the Company’s working capital needs, (iii) EBITDA and Adjusted EBITDA do not reflect interest expense, or the cash requirements necessary to service interest or principal payments, on the Company’s debt, (iv) although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA and Adjusted EBITDA do not reflect any cash requirements for such replacements, (v) they do not adjust for all non-cash income or expense items that are reflected in the Company’s statements of cash flows, (vi) they do not reflect the impact of earnings or charges resulting from matters management considers not to be indicative of the Company’s ongoing operations, and (vii) other companies in the Company’s industry may calculate these measures differently than the Company does, limiting their usefulness as comparative measures.

Management believes EBITDA and Adjusted EBITDA facilitate operating performance comparisons from period to period by isolating the effects of some items that vary from period to period without any correlation to core operating performance or that vary widely among similar companies. These potential differences may be caused by variations in capital structures (affecting interest expense), tax positions (such as the impact on periods or companies of changes in effective tax rates or net operating losses) and the age and book depreciation of facilities and equipment (affecting relative depreciation expense). The Company also presents EBITDA and Adjusted EBITDA because (i) management believes these measures are frequently used by securities analysts, investors and other interested parties to evaluate companies in the Company’s industry, (ii) management believes investors will find these measures useful in assessing the Company’s ability to service or incur indebtedness, and (iii) management uses EBITDA and Adjusted EBITDA internally as benchmarks to evaluate the Company’s operating performance or compare the Company’s performance to that of its competitors.

For further information, please refer to Ballantyne Strong, Inc.’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) on March 10, 2021, as supplemented by Ballantyne Strong, Inc.’s Amendment No. 1 on Form 10-K/A filed with the SEC on April 28, 2021, both available online at www.sec.gov.

About Ballantyne Strong, Inc.

Ballantyne Strong, Inc. (www.ballantynestrong.com) is a diversified holding company with operations and holdings across a broad range of industries. The Company’s Strong Entertainment segment includes the largest premium screen supplier in the U.S. and also provides technical support services and other related products and services to the cinema exhibition industry, theme parks and other entertainment-related markets. Ballantyne Strong holds a $13 million preferred stake along with Google Ventures in privately held Firefly Systems, Inc., which is rolling out a digital mobile advertising network on rideshare and taxi fleets. Finally, the Company holds a 9% ownership position in GreenFirst Forest Products Inc. (TSX: GFP), which has recently completed an investment in a sawmill and related assets, and an 18% ownership position in FG Financial Group, Inc. (Nasdaq: FGF), a reinsurance and investment management holding company focused on opportunistic collateralized and loss capped reinsurance, while allocating capital to SPAC and SPAC sponsor-related businesses.

Ballantyne Strong, Inc. – Fiscal Year 2021 Third Quarter 2021 Results	Page 4 of 9

Forward-Looking Statements

In addition to the historical information included herein, this press release includes forward-looking statements, such as management’s expectations regarding its portfolio companies, the Company’s intent to pursue an initial public offering of Strong Entertainment, the anticipated timing of such a transaction, and management’s expectations regarding such a transaction, as well as future sales, the impact, length and severity of the COVID-19 pandemic, general economic recovery from the effects of the COVID-19 pandemic, and the adequacy of the actions taken in response to the pandemic, which involve a number of risks and uncertainties, including but not limited to those discussed in the “Risk Factors” section contained in Item 1A in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC on March 10, 2021, as supplemented by the Company’s Amendment No. 1 on Form 10-K/A filed with the SEC on April 28, 2021, the Company’s subsequent filings with the SEC, and the following risks and uncertainties: the negative impact that the COVID-19 pandemic has already had, and may continue to have, on the Company’s business and financial condition; the Company’s ability to maintain and expand its revenue streams to compensate for the lower demand for the Company’s digital cinema products and installation services; potential interruptions of supplier relationships or higher prices charged by suppliers; the Company’s ability to successfully compete and introduce enhancements and new features that achieve market acceptance and that keep pace with technological developments; the Company’s ability to successfully execute its capital allocation strategy or achieve the returns it expects from these investments; the Company’s ability to maintain its brand and reputation and retain or replace its significant customers; challenges associated with the Company’s long sales cycles; the impact of a challenging global economic environment or a downturn in the markets (such as the current economic disruption and market volatility generated by the ongoing COVID-19 pandemic); economic and political risks of selling products in foreign countries (including tariffs); risks of non-compliance with U.S. and foreign laws and regulations, potential sales tax collections and claims for uncollected amounts; cybersecurity risks and risks of damage and interruptions of information technology systems; the Company’s ability to retain key members of management and successfully integrate new executives; the Company’s ability to complete acquisitions, strategic investments, entry into new lines of business, divestitures, mergers or other transactions on acceptable terms, or at all; the impact of the COVID-19 pandemic on the Company’s portfolio companies; the Company’s ability to utilize or assert its intellectual property rights, the impact of natural disasters and other catastrophic events (such as the ongoing COVID-19 pandemic); the adequacy of insurance; the impact of having a controlling stockholder and vulnerability to fluctuation in the Company’s stock price. Given the risks and uncertainties, readers should not place undue reliance on any forward-looking statement and should recognize that the statements are predictions of future results which may not occur as anticipated. Many of the risks listed above have been, and may further be, exacerbated by the ongoing COVID-19 pandemic, its impact on the cinema and entertainment industry, and the worsening economic environment. Actual results could differ materially from those anticipated in the forward-looking statements and from historical results, due to the risks and uncertainties described herein, as well as others not now anticipated. New risk factors emerge from time to time and it is not possible for management to predict all such risk factors, nor can it assess the impact of all such factors on the Company’s business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Except where required by law, the Company assumes no obligation to update, withdraw or revise any forward-looking statements to reflect actual results or changes in factors or assumptions affecting such forward-looking statements.

For Investor Relations Inquiries:

Mark Roberson	John Nesbett / Jennifer Belodeau
Ballantyne Strong, Inc. - Chief Executive Officer	IMS Investor Relations
704-994-8279	203-972-9200
IR@btn-inc.com	jnesbett@institutionalms.com

Ballantyne Strong, Inc. – Fiscal Year 2021 Third Quarter 2021 Results	Page 5 of 9

Ballantyne Strong, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(In thousands, except par values)

	September 30, 2021	December 31, 2020
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$10,372	$4,435
Restricted cash	150	352
Accounts receivable, net	4,446	5,558
Inventories, net	2,986	2,264
Current assets of discontinued operations	-	3,748
Other current assets	5,667	1,452
Total current assets	23,621	17,809
Property, plant and equipment, net	6,109	5,524
Operating lease right-of-use assets	3,842	4,304
Finance lease right-of-use assets	1	4
Note receivable, net of current portion	1,875	-
Investments	37,341	20,167
Intangible assets, net	132	353
Goodwill	937	938
Long-term assets of discontinued operations	-	6,372
Other assets	19	28
Total assets	$73,877	$55,499

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$2,915	$2,717
Accrued expenses	2,400	2,182
Short-term debt	3,201	3,299
Current portion of operating lease obligations	562	619
Current portion of finance lease obligations	1	1,015
Deferred revenue and customer deposits	3,850	2,404
Current liabilities of discontinued operations	-	3,901
Total current liabilities	12,929	16,137
Operating lease obligations, net of current portion	3,408	3,817
Finance lease obligations, net of current portion	-	1,091
Deferred income taxes	5,218	3,099
Long-term liabilities of discontinued operations	-	4,066
Other long-term liabilities	229	223
Total liabilities	21,784	28,433

Stockholders’ equity:
Preferred stock	-	-
Common stock	212	176
Additional paid-in capital	50,603	43,713
Retained earnings	24,123	5,654
Treasury stock	(18,586)	(18,586)
Accumulated other comprehensive loss	(4,259)	(3,891)
Total stockholders’ equity	52,093	27,066
Total liabilities and stockholders’ equity	$73,877	$55,499

Ballantyne Strong, Inc. – Fiscal Year 2021 Third Quarter 2021 Results	Page 6 of 9

Ballantyne Strong, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Net product sales	$4,086	$4,138	$11,811	$11,370
Net service revenues	2,030	1,423	5,170	4,164
Total net revenues	6,116	5,561	16,981	15,534
Cost of products sold	2,624	3,205	7,831	8,286
Cost of services	1,044	1,192	3,078	4,067
Total cost of revenues	3,668	4,397	10,909	12,353
Gross profit	2,448	1,164	6,072	3,181
Selling and administrative expenses:
Selling	411	382	1,158	1,231
Administrative	2,155	2,222	6,775	7,923
Total selling and administrative expenses	2,566	2,604	7,933	9,154
Loss on disposal of assets	-	(18)	-	(18)
Loss from operations	(118)	(1,458)	(1,861)	(5,991)
Other income (expense):
Interest income	21	-	54	-
Interest expense	(28)	(109)	(284)	(372)
Foreign currency transaction gain (loss)	162	(172)	(56)	51
Unrealized gain on investments	8,376	-	8,376	-
Other income, net	1,692	2,749	1,847	2,867
Total other income	10,223	2,468	9,937	2,546
Income (loss) from continuing operations before income taxes and equity method investment loss	10,105	1,010	8,076	(3,445)
Income tax expense	(2,696)	(614)	(2,788)	(996)
Equity method investment loss	(323)	(460)	(1,468)	(580)
Net income (loss) from continuing operations	7,086	(64)	3,820	(5,021)
Net income from discontinued operations	-	5,710	14,649	6,492
Net income	$7,086	$5,646	$18,469	$1,471

Basic net income (loss) per share
Continuing operations	$0.38	$-	$0.21	$(0.34)
Discontinued operations	-	0.38	0.82	0.44
Basic and diluted net income per share	$0.38	$0.38	$1.03	$0.10

Diluted net income (loss) per share
Continuing operations	$0.38	$-	$0.21	$(0.34)
Discontinued operations	-	0.38	0.81	0.44
Diluted net income per share	$0.38	$0.38	$1.02	$0.10

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Ballantyne Strong, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Nine Months Ended September 30,
	2021	2020
Cash flows from operating activities:
Net income (loss) from continuing operations	$3,820	$(5,021)
Adjustments to reconcile net loss from continuing operations to net cash used in operating activities:
(Recovery of) provision for doubtful accounts	(249)	453
Provision for obsolete inventory	69	105
Provision for warranty	46	14
Depreciation and amortization	985	843
Amortization and accretion of operating leases	620	717
Equity method investment loss	1,468	580
Unrealized gain on investments	(8,376)	-
Deferred income taxes	2,124	72
Stock-based compensation expense	686	724
Changes in operating assets and liabilities:
Accounts receivable	1,287	2,063
Inventories	(793)	(248)
Current income taxes	(6)	338
Other assets	(2,028)	(11)
Accounts payable and accrued expenses	(1,373)	2,551
Deferred revenue and customer deposits	2,002	646
Operating lease obligations	(617)	(720)
Net cash (used in) provided by operating activities from continuing operations	(335)	3,106
Net cash provided by operating activities from discontinued operations	510	5,651
Net cash provided by operating activities	175	8,757

Cash flows from investing activities:
Capital expenditures	(650)	(511)
Investment in GreenFirst Forest Products, Inc. (Note 6)	(9,977)	-
Investment in Firefly Systems, Inc. (Note 6)	-	(4,000)
Net cash used in investing activities from continuing operations	(10,627)	(4,511)
Net cash provided by (used in) investing activities from discontinued operations	12,761	(218)
Net cash provided by (used in) investing activities	2,134	(4,729)

Cash flows from financing activities:
Principal payments on short-term debt	(509)	(450)
Proceeds from stock issuance, net of costs	6,310	-
Payments of withholding taxes related to net share settlement of equity awards	(80)	-
Proceeds from borrowing under credit facility	-	5,040
Repayment of borrowing under credit facility	-	(5,040)
Proceeds from Paycheck Protection Program Loan	-	3,174
Repayment of Paycheck Protection Program Loan	-	(3,174)
Proceeds from exercise of stock options	9	-
Payments on capital lease obligations	(2,106)	(658)
Net cash provided by (used in) financing activities from continuing operations	3,624	(1,108)
Net cash used in financing activities from discontinued operations	(155)	(964)
Net cash provided by (used in) financing activities	3,469	(2,072)

Effect of exchange rate changes on cash and cash equivalents	(43)	120
Net (decrease) increase in cash and cash equivalents and restricted cash from continuing operations	(7,381)	(2,393)
Net increase in cash and cash equivalents and restricted cash from discontinued operations	13,116	4,469
Net increase in cash and cash equivalents and restricted cash	5,735	2,076
Cash and cash equivalents and restricted cash at beginning of period	4,787	5,302
Cash and cash equivalents and restricted cash at end of period	$10,522	$7,378

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Ballantyne Strong, Inc. and Subsidiaries

Summary by Business Segments

(In thousands)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020

Strong Entertainment
Revenue	$5,822	$5,260	$16,121	$15,041
Gross profit	2,154	889	5,428	2,769
Operating income	1,028	(79)	2,150	(894)
Adjusted EBITDA	641	133	1,056	(137)

Corporate and Other
Revenue	$294	$301	$860	$493
Gross profit	294	275	644	412
Operating loss	(1,146)	(1,379)	(4,011)	(5,097)
Adjusted EBITDA	(815)	(1,049)	(3,046)	(4,167)

Consolidated
Revenue	$6,116	$5,561	$16,981	$15,534
Gross profit	$2,448	$1,164	$6,072	$3,181
Operating loss	$(118)	$(1,458)	$(1,861)	$(5,991)
Adjusted EBITDA	$(174)	$(916)	$(1,990)	$(4,304)

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Ballantyne Strong, Inc. and Subsidiaries

Reconciliation of Net Income (Loss) to Adjusted EBITDA

(In thousands)

(Unaudited)

	Quarters Ended September 30,
	2021				2020

	Strong Entertainment	Corporate and Other	Discontinued Operations	Consolidated	Strong Entertainment	Corporate and Other	Discontinued Operations	Consolidated
Net income (loss)	$7,685	$(599)	$-	$7,086	$1,939	$(2,003)	$5,710	$5,646
Net income from discontinued operations	-	-	-	-	-	-	(5,710)	(5,710)
Net income ( loss) from continuing operations	7,685	(599)	-	7,086	1,939	(2,003)	-	(64)
Interest expense (income), net	25	(18)	-	7	24	85	-	109
Income tax expense	2,327	369	-	2,696	488	126	-	614
Depreciation and amortization	216	129	-	345	226	46	-	272
EBITDA	10,253	(119)	-	10,134	2,677	(1,746)	-	931
Stock-based compensation expense	-	213	-	213	-	239	-	239
Equity method investment loss (income)	414	(91)	-	323	20	440	-	460
Employee retention credit	(527)	(90)	-	(617)	-	-	-	-
Realized gain on investments	(1,689)	-	-	(1,689)	-	-	-	-
Unrealized gain on investments	(7,648)	(728)	-	(8,376)	-	-	-	-
Loss on disposal of assets and impairment charges	-	-	-	-	-	18		18
Foreign currency transaction (income) loss	(162)	-	-	(162)	172	-	-	172
Gain on property and casualty insurance recoveries	-	-	-	-	(2,736)	-	-	(2,736)
Adjusted EBITDA	$641	$(815)	$-	$(174)	$133	$(1,049)	$-	$(916)

	Nine Months Ended September 30,
	2021				2020

	Strong Entertainment	Corporate and Other	Discontinued Operations	Consolidated	Strong Entertainment	Corporate and Other	Discontinued Operations	Consolidated
Net income (loss)	$7,719	$(3,899)	$14,649	$18,469	$917	$(5,938)	$6,492	$1,471
Net income (loss) from discontinued operations	-	-	(14,649)	(14,649)	-	-	(6,492)	(6,492)
Net income (loss) from continuing operations	7,719	(3,899)	-	3,820	917	(5,938)	-	(5,021)
Interest expense, net	84	146	-	230	91	281	-	372
Income tax expense	2,406	382	-	2,788	853	143	-	996
Depreciation and amortization	687	298	-	985	688	155	-	843
EBITDA	10,896	(3,073)	-	7,823	2,549	(5,359)	-	(2,810)
Stock-based compensation expense	-	686	-	686	-	724	-	724
Equity method investment loss	1,150	318	-	1,468	137	443	-	580
Employee retention credit	(1,576)	(336)	-	(1,912)	-	-	-	-
Realized gain on investments	(1,689)	-	-	(1,689)	-	-	-	-
Unrealized gain on investments	(7,648)	(728)	-	(8,376)	-	-	-	-
Loss on disposal of assets and impairment charges	-	-	-	-	-	18		18
Foreign currency transaction loss (income)	56	-	-	56	(51)	-	-	(51)
Gain on property and casualty insurance recoveries	(148)	-	-	(148)	(2,850)	-	-	(2,850)
Severance and other	15	87	-	102	78	7	-	85
Adjusted EBITDA	$1,056	$(3,046)	$-	$(1,990)	$(137)	$(4,167)	$-	$(4,304)